Contact: Jon Anderson, Actel Corporation (650) 318-4445

For Release: December 7, 2006 @ 1:30 P.M. PT

ACTEL CORPORATION ANNOUNCES FOURTH QUARTER BUSINESS UPDATE

Mountain View, Calif. – December 7, 2006 – Actel Corporation (NASDAQ: ACTL) today released its business update for the fourth quarter of fiscal 2006.

• We expect revenues for the fourth quarter to be flat, plus or minus two percent. Although bookings have slowed during the quarter, this is unchanged from our previous guidance.

• We anticipate that gross margin for the fourth quarter will be about 62%, which is unchanged from our previous guidance.

• We expect operating expenses to come in at approximately $30.6 million, which includes an estimated $2.1 million of stock-based compensation expense. This is unchanged from our previous guidance.

• We anticipate that other income will be about $2.2 million, which is unchanged from our previous guidance.

• We expect to record a tax provision of approximately $1.2 million in the quarter, which is unchanged from our previous guidance.

• We anticipate that our fully diluted share count will be about 27.8 million shares. This is unchanged from our previous guidance.

Actel’s outlook for the fourth quarter of 2006 is presented without taking into account any adjustments that may be required in connection with the ongoing stock option review. See “Stock Option Review” below.

The statements above are forward-looking statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and should be read with the “Risk Factors” in Actel’s most recent Form 10-Q. Actel’s quarterly revenues and operating results are subject to a multitude of risks, including general economic conditions and a variety of risks specific to Actel or characteristic of the semiconductor industry, such as fluctuating demand, intense competition, rapid technological change and related intellectual property and international trade issues, wafer and other supply shortages, and booking and shipment uncertainties. These and the other Risk Factors make it difficult for Actel to accurately project quarterly revenues and operating results, and could cause actual results to differ materially from those projected in the forward-looking statements. Any failure to meet expectations could cause the price of Actel’s stock to decline significantly.

No conference call will be held in conjunction with this business update. Actel’s fourth quarter financial results are scheduled to be released on January 30, 2007.

Stock Option Review

As previously announced:

• A Special Committee of Actel’s Board of Directors, composed of independent directors and assisted by independent counsel, is reviewing Actel’s historical stock option grant practices and related accounting;

• Actel voluntarily informed the staff of the Securities and Exchange Commission (SEC) about the internal review; and

• Actel received notice from The Nasdaq Stock Market (Nasdaq) of a Staff determination that Actel is not in compliance with a requirement for continued listing as a result of Actel’s failure to file with the SEC a Quarterly Report on Form 10-Q for the quarter ended October 1, 2006.

Actel is cooperating with the SEC in its informal inquiry and has requested a hearing to appeal the Nasdaq Staff’s determination. The hearing request permits Actel’s Common Stock to continue trading on the Nasdaq Global Market while the appeal is pending. Actel intends to file its delinquent Quarterly Report on Form 10-Q as soon as practicable after the Special Committee concludes its review. The Special Committee is working to complete its stock option review in a timely manner, but Actel is not in a position at this time to predict when the review will be finished.

Certain statements under the heading “Stock Option Review” are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the reviews being conducted by the Special Committee and the SEC and Actel’s intentions to file its delinquent Form 10-Q as soon as practicable. Actual results may differ materially from those indicated in the forward-looking statements due to many factors, including the results and findings of the reviews by the Special Committee and the SEC and the effect, if any, of such results or findings on Actel’s financial statements. There can be no assurance that the reviews will not result in a change to or restatement of Actel’s financial results for any period. Other potential consequences include modifications in the amount and timing of previously awarded stock-based compensation; the recording of additional expenses; Actel’s continued inability to file required reports with the SEC and/or to meet the listing requirements of Nasdaq; claims and proceedings relating to such matters, including shareholder litigation and action by the SEC and/or other governmental agencies; and negative tax or other implications resulting from any accounting adjustments or other factors. There can also be no assurance that Nasdaq will grant Actel’s request for continued listing of its shares of Common Stock. Actel does not assume, and expressly disclaims, any duty to update the forward-looking statements or risk factors.

Editor’s Note: The Actel name and logo are trademarks of Actel Corporation.